UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

AKERNA CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-228220	83-2242651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Arapahoe St. Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 932-6537

MTECH ACQUISITION HOLDINGS INC. 10124 Foxhurst Court Orlando, Florida
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KERN	NASDAQ Capital Market
Warrants to purchase one share of Common Stock	KERNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events

On June 17, 2019, MJ Freeway LLC, a Colorado limited liability company (“MJF”) and MTech Acquisition Corp., a Delaware corporation (“MTech”) announced the consummation (the “Closing”) of the business combination of both companies pursuant to an Agreement and Plan of Merger dated as of October 10, 2018 (as amended by the First Amendment to Agreement and Plan of Merger on April 17, 2019) by and among MTech, MTech Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of MTech (the “Registrant”), MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Registrant, MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of the Registrant, MTech Sponsor LLC, a Florida limited liability company, in the capacity as the Purchaser Representative thereunder, MJF and Jessica Billingsley (as successor to Harold Handelsman), in the capacity as the Seller Representative, following the approval of the business combination at a special meeting of the stockholders of MTech held on June 17, 2019.

A copy of the press release announcing the Closing is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated as of June 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 17, 2019	AKERNA CORP.

	By:	/s/ Jessica Billingsley
Name: Jessica Billingsley Title: Chief Executive Officer

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